Exhibit 99.1   NEWS RELEASE

As previously announced, TDS will hold a teleconference November 4, 2021, at 4:00 p.m. CDT. Listen to the call live via the Events & Presentations page of investors.tdsinc.com.
 FOR IMMEDIATE RELEASE
TDS reports third quarter 2021 results
UScellular and TDS Telecom executing on strategic priorities;
TDS Telecom has deployed fiber to 40% of its wireline service addresses

CHICAGO (November 4, 2021) — Telephone and Data Systems, Inc. (NYSE:TDS) reported total operating revenues of $1,328 million for the third quarter of 2021, versus $1,324 million for the same period one year ago. Net income attributable to TDS common shareholders and related diluted earnings per share were $28 million and $0.24, respectively, for the third quarter of 2021 compared to $78 million and $0.66, respectively, in the same period one year ago.
"The TDS Enterprise continued to execute on its strategic priorities," said LeRoy T. Carlson, Jr., TDS President and CEO. “UScellular is continuing to make improvements in its high-performing network and TDS Telecom is making progress in its new fiber expansion markets.

"At UScellular, the positive impact of postpaid ARPU contributed to growth in retail service revenues. In addition, prepaid results indicate an improving trend as we progress through the year. Our business and government and our tower operations are also gaining momentum towards the growth we believe is achievable in their respective areas. UScellular’s 5G and network modernization programs are on track, and we are optimistic on the use of millimeter wave spectrum for fixed wireless access and its potential to serve rural customers. Test trials to validate customer experience and network performance have continued and will provide important insights as we look to bring this service to market.

"TDS Telecom achieved excellent growth in broadband connections, which helped drive higher operating revenues for the quarter. TDS Telecom continues to upsize its fiber program and has deployed fiber to 40% of its wireline service addresses. Now capable of delivering 2Gig internet speeds in select markets, TDS Telecom will offer 2Gig speeds in all of its fiber expansion markets going forward.”

2021 Estimated Results

TDS’ current estimates of full-year 2021 results for UScellular and TDS Telecom are shown below. Such estimates represent management’s view as of November 4, 2021 and should not be assumed to be current as of any future date. TDS undertakes no duty to update such estimates, whether as a result of new information, future events, or otherwise. There can be no assurance that final results will not differ materially from estimated results.

2021 Estimated Results

UScellular	Previous	Current
(Dollars in millions)
Service revenues	$3,050-$3,150	$3,075-$3,125
Adjusted OIBDA[1]	$850-$950	Unchanged
Adjusted EBITDA[1]	$1,025-$1,125	Unchanged
Capital expenditures	$775-$875	$700-$800

TDS Telecom	Previous	Current
(Dollars in millions)
Total operating revenues	$975-$1,025	$990-$1,020
Adjusted OIBDA[1]	$290-$320	$295-$315
Adjusted EBITDA[1]	$290-$320	$295-$315
Capital expenditures	$425-$475	$400-$450

The following tables reconcile EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measures, Net income or Income before income taxes. In providing 2021 estimated results, TDS has not completed the below reconciliation to Net income because it does not provide guidance for income taxes. Although potentially significant, TDS believes that the impact of income taxes cannot be reasonably predicted; therefore, TDS is unable to provide such guidance.

	2021 Estimated Results
	UScellular	TDS Telecom
(Dollars in millions)
Net income (GAAP)	N/A	N/A
Add back:
Income tax expense	N/A	N/A
Income before income taxes (GAAP)	$155-$255	$95-$115
Add back:
Interest expense	180	—
Depreciation, amortization and accretion expense	675	200
EBITDA (Non-GAAP)[1]	$1,010-$1,110	$295-$315
Add back or deduct:
(Gain) loss on asset disposals, net	15	—
Adjusted EBITDA (Non-GAAP)[1]	$1,025-$1,125	$295-$315
Deduct:
Equity in earnings of unconsolidated entities	170	—
Interest and dividend income	5	—
Adjusted OIBDA (Non-GAAP)[1]	$850-$950	$295-$315

	Actual Results
	Nine Months Ended September 30, 2021		Year Ended December 31, 2020
	UScellular	TDS Telecom	UScellular	TDS Telecom
(Dollars in millions)
Net income (GAAP)	$132	$68	$233	$100
Add back:
Income tax expense	31	22	17	18
Income before income taxes (GAAP)	$163	$90	$250	$117
Add back:
Interest expense	144	(3)	112	(4)
Depreciation, amortization and accretion expense	510	147	683	203
EBITDA (Non-GAAP)[1]	$817	$233	$1,045	$316
Add back or deduct:
(Gain) loss on asset disposals, net	15	2	25	1
(Gain) loss on sale of business and other exit costs, net	(1)	—	—	—
(Gain) loss on license sales and exchanges, net	—	—	(5)	—
(Gain) loss on investments	—	—	(2)	—
Adjusted EBITDA (Non-GAAP)[1]	$831	$235	$1,063	$317
Deduct:
Equity in earnings of unconsolidated entities	137	—	179	—
Interest and dividend income	5	1	8	5
Other, net	—	(1)	—	(1)
Adjusted OIBDA (Non-GAAP)[1]	$689	$235	$876	$314
Numbers may not foot due to rounding.
1EBITDA, Adjusted EBITDA and Adjusted OIBDA are defined as net income adjusted for the items set forth in the reconciliation above. EBITDA, Adjusted EBITDA and Adjusted OIBDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (GAAP) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity. TDS does not intend to imply that any such items set forth in the reconciliation above are non-recurring, infrequent or unusual; such items may occur in the future. Management uses Adjusted EBITDA and Adjusted OIBDA as measurements of profitability, and therefore reconciliations to Net income are deemed appropriate. Management believes Adjusted EBITDA and Adjusted OIBDA are useful measures of TDS’ operating results before significant recurring non-cash charges, gains and losses, and other items as presented above as they provide additional relevant and useful information to investors and other users of TDS’ financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, and gains and losses, while Adjusted OIBDA reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities. The table above reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measure, Net income or Income before income taxes. Additional information and reconciliations related to Non-GAAP financial measures for September 30, 2021, can be found on TDS' website at investors.tdsinc.com.

Stock Repurchase
During the third quarter of 2021, TDS repurchased 77,489 Common Shares for $2 million and UScellular repurchased 626,410 Common Shares for $20 million.
Conference Call Information
TDS will hold a conference call on November 4, 2021 at 4:00 p.m. Central Time.
▪Access the live call on the Events & Presentations page of investors.tdsinc.com or at
https://event.on24.com/wcc/r/3192472/D1EB8251CA63A8AE47DD208E6469C968
▪Access the call by phone at (833) 968-2187, conference ID: 6753568.

Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.tdsinc.com. The call will be archived on the Events & Presentations page of investors.tdsinc.com.
About TDS
Telephone and Data Systems, Inc. (TDS), a Fortune 1000® company, provides wireless; broadband, video and voice; and hosted and managed services to approximately 6 million connections nationwide through its businesses, UScellular, TDS Telecom, and OneNeck IT Solutions. Founded in 1969 and headquartered in Chicago, TDS employed approximately 8,900 associates as of September 30, 2021.
Visit investors.tdsinc.com for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.
Contacts
Jane W. McCahon, Senior Vice President - Corporate Relations and Corporate Secretary
jane.mccahon@tdsinc.com

Julie D. Mathews, IRC, Director - Investor Relations
julie.mathews@tdsinc.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: intense competition; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the ability to obtain access to adequate radio spectrum to meet current or anticipated future needs, including participation in FCC auctions; the ability to attract people of outstanding talent throughout all levels of the organization; TDS’ smaller scale relative to larger competitors; changes in demand, consumer preferences and perceptions, price competition, or churn rates; advances in technology; impacts of costs, integration problems or other factors associated with acquisitions, divestitures or exchanges of properties or wireless spectrum licenses and/or expansion of TDS’ businesses; the ability of the company to successfully construct and manage its networks; difficulties involving third parties; uncertainties in TDS’ future cash flows and liquidity and access to the capital markets; the ability to make payments on TDS and UScellular indebtedness or comply with the terms of debt covenants; conditions in the U.S. telecommunications industry; the value of assets and investments; the state and federal regulatory environment; pending and future litigation; cyber-attacks or other breaches of network or information technology security; disruption in credit or other financial markets; deterioration of U.S. or global economic conditions; the impact, duration and severity of public health emergencies, such as the COVID-19 pandemic. Investors are encouraged to consider these and other risks and uncertainties that are more fully described under “Risk Factors” in the most recent filing of TDS’ Form 10-K, as updated by any TDS Form 10-Q filed subsequent to such Form 10-K.

For more information about TDS and its subsidiaries, visit:
TDS: www.tdsinc.com
UScellular: www.uscellular.com
TDS Telecom: www.tdstelecom.com
OneNeck IT Solutions: www.oneneck.com

United States Cellular Corporation
Summary Operating Data (Unaudited)
As of or for the Quarter Ended	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Retail Connections
Postpaid
Total at end of period	4,391,000	4,399,000	4,406,000	4,412,000	4,401,000
Gross additions	145,000	141,000	143,000	171,000	168,000
Feature phones	2,000	3,000	3,000	2,000	4,000
Smartphones	103,000	98,000	101,000	117,000	98,000
Connected devices	40,000	40,000	39,000	52,000	66,000
Net additions (losses)	(8,000)	(6,000)	(6,000)	11,000	28,000
Feature phones	(7,000)	(7,000)	(9,000)	(9,000)	(8,000)
Smartphones	2,000	6,000	6,000	12,000	8,000
Connected devices	(3,000)	(5,000)	(3,000)	8,000	28,000
ARPU[1,2]	$48.12	$47.74	$47.65	$47.51	$47.10
ARPA[1,3]	$125.99	$125.25	$125.25	$124.87	$123.27
Churn rate[4]	1.15%	1.11%	1.12%	1.21%	1.06%
Handsets	0.95%	0.88%	0.92%	1.01%	0.88%
Connected devices	2.59%	2.69%	2.53%	2.64%	2.35%
Prepaid
Total at end of period	518,000	507,000	496,000	499,000	506,000
Gross additions	74,000	65,000	62,000	56,000	65,000
Net additions (losses)	11,000	10,000	(3,000)	(8,000)	11,000
ARPU[2]	$35.05	$35.64	$35.25	$35.15	$35.45
Churn rate[4]	4.09%	3.66%	4.37%	4.24%	3.59%
Total connections at end of period[5]	4,972,000	4,967,000	4,961,000	4,968,000	4,962,000
Market penetration at end of period
Consolidated operating population	31,865,000	31,493,000	31,493,000	31,314,000	31,314,000
Consolidated operating penetration[6]	16%	16%	16%	16%	16%
Capital expenditures (millions)	$185	$148	$125	$320	$216
Total cell sites in service	6,857	6,819	6,802	6,797	6,758
Owned towers	4,274	4,278	4,270	4,271	4,246
1Q3 2021 Postpaid ARPU and ARPA amounts exclude $9 million of postpaid revenue related to a third quarter out-of-period error.
2Average Revenue Per User (ARPU) - metric is calculated by dividing a revenue base by an average number of connections and by the number of months in the period. These revenue bases and connection populations are shown below:
•Postpaid ARPU consists of total postpaid service revenues and postpaid connections.
•Prepaid ARPU consists of total prepaid service revenues and prepaid connections.
3Average Revenue Per Account (ARPA) - metric is calculated by dividing total postpaid service revenues by the average number of postpaid accounts and by the number of months in the period.
4Churn rate represents the percentage of the connections that disconnect service each month. These rates represent the average monthly churn rate for each respective period.
5Includes reseller and other connections.
6Market penetration is calculated by dividing the number of wireless connections at the end of the period by the total estimated population of consolidated operating markets.

TDS Telecom
Summary Operating Data (Unaudited)
As of or for the Quarter Ended	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Residential connections
Broadband[1]
Wireline, Incumbent	252,100	249,200	243,700	242,500	243,400
Wireline, Expansion	32,600	28,300	24,100	20,400	17,300
Cable	202,700	201,200	199,500	196,400	193,300
Total Broadband	487,400	478,700	467,300	459,300	454,000
Video[2]
Wireline	65,900	64,800	63,000	63,000	62,300
Cable	77,200	78,400	79,600	81,400	82,300
Total Video	143,100	143,200	142,700	144,400	144,500
Voice[3]
Wireline	252,100	254,200	255,000	256,900	260,000
Cable	54,200	54,000	53,700	53,900	54,400
Total Voice	306,300	308,100	308,700	310,800	314,400
Total Residential connections	936,800	930,100	918,700	914,400	913,000
Commercial connections
Broadband[1]	35,400	34,900	34,400	34,000	33,700
Video[2]	18,200	19,100	19,400	19,700	19,700
Voice[3]	111,500	114,300	116,500	119,700	122,700
ManagedIP[4]	103,900	106,200	108,500	113,300	116,700
Total Commercial connections	269,000	274,400	278,800	286,700	292,900
Total connections	1,205,700	1,204,500	1,197,400	1,201,100	1,205,900

Residential revenue per connection[5]	$57.75	$57.66	$56.97	$55.66	$55.66

Capital expenditures (millions)	$91	$99	$70	$147	$92
Numbers may not foot due to rounding.
1The individual customers provided high-speed internet access through various transmission technologies, including fiber, DSL, dedicated internet circuit technologies or cable modem service.
2The individual customers provided video services.
3The individual circuits connecting a customer to TDS' central office facilities that provide voice services or the billable number of lines into a building for voice services.
4The number of telephone handsets, data lines and IP trunks providing communications using IP networking technology.
5Total residential revenue per connection is calculated by dividing total residential revenue by the average number of residential connections and by the number of months in the period.

Telephone and Data Systems, Inc.
Consolidated Statement of Operations Highlights
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	2021 vs. 2020	2021	2020	2021 vs. 2020
(Dollars and shares in millions, except per share amounts)
Operating revenues
UScellular[1]	$1,016	$1,027	(1)%	$3,053	$2,964	3%
TDS Telecom	252	247	2%	752	728	3%
All Other[2]	60	50	22%	152	157	(3)%
	1,328	1,324	–	3,957	3,849	3%
Operating expenses
UScellular
Expenses excluding depreciation, amortization and accretion	803	795	1%	2,364	2,266	4%
Depreciation, amortization and accretion	160	161	–	510	516	(1)%
(Gain) loss on asset disposals, net	8	6	29%	15	14	7%
(Gain) loss on sale of business and other exit costs, net	—	—	N/M	(1)	—	N/M
	971	962	1%	2,888	2,796	3%
TDS Telecom
Expenses excluding depreciation, amortization and accretion	175	169	3%	517	488	6%
Depreciation, amortization and accretion	49	49	(1)%	147	152	(4)%
(Gain) loss on asset disposals, net	1	—	50%	2	1	N/M
	224	219	2%	665	641	4%
All Other[2]
Expenses excluding depreciation and amortization	60	50	19%	153	157	(3)%
Depreciation and amortization	4	7	(20)%	13	17	(18)%
(Gain) loss on asset disposals, net	(1)	—	N/M	—	—	(90)%
	64	56	15%	167	174	(4)%
Total operating expenses	1,259	1,237	2%	3,720	3,611	3%
Operating income (loss)
UScellular	45	65	(31)%	165	168	(2)%
TDS Telecom	27	28	(3)%	87	87	(1)%
All Other[2]	(3)	(6)	40%	(15)	(17)	14%
	69	87	(21)%	237	238	–
Investment and other income (expense)
Equity in earnings of unconsolidated entities	48	48	–	138	138	–
Interest and dividend income	3	4	(30)%	9	12	(24)%
Gain (loss) on investments	—	3	N/M	—	3	N/M
Interest expense	(54)	(43)	(24)%	(193)	(119)	(63)%
Other, net	—	—	19%	(1)	(1)	13%
Total investment and other income (expense)	(3)	12	N/M	(47)	33	N/M
Income before income taxes	66	99	(33)%	190	271	(30)%
Income tax expense	19	6	N/M	38	17	N/M
Net income	47	93	(50)%	152	254	(40)%
Less: Net income attributable to noncontrolling interests, net of tax	7	15	(55)%	26	42	(37)%
Net income attributable to TDS shareholders	40	78	(49)%	126	212	(41)%
TDS Preferred Share dividends	12	—	N/M	21	—	N/M
Net income attributable to TDS common shareholders	$28	$78	(64)%	$105	$212	(51)%

Basic weighted average shares outstanding	115	114	–	115	114	–
Basic earnings per share attributable to TDS common shareholders	$0.24	$0.68	(64)%	$0.91	$1.85	(51)%

Diluted weighted average shares outstanding	116	115	1%	116	115	–
Diluted earnings per share attributable to TDS common shareholders	$0.24	$0.66	(64)%	$0.89	$1.81	(51)%
N/M - Percentage change not meaningful.
Numbers may not foot due to rounding.
1During the three months ended September 30, 2021, UScellular recorded a $9 million out-of-period error, which increased Service revenue by $9 million for the three and nine months ended September 30, 2021.
2Consists of TDS corporate, intercompany eliminations and all other business operations not included in the UScellular and TDS Telecom segments.

Telephone and Data Systems, Inc.
Consolidated Statement of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2021	2020
(Dollars in millions)
Cash flows from operating activities
Net income	$152	$254
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	670	685
Bad debts expense	36	55
Stock-based compensation expense	35	39
Deferred income taxes, net	55	217
Equity in earnings of unconsolidated entities	(138)	(138)
Distributions from unconsolidated entities	107	118
(Gain) loss on asset disposals, net	17	15
(Gain) loss on sale of business and other exit costs, net	(1)	—
(Gain) loss on investments	—	(3)
Other operating activities	51	1
Changes in assets and liabilities from operations
Accounts receivable	26	26
Equipment installment plans receivable	(44)	13
Inventory	12	2
Accounts payable	(56)	95
Customer deposits and deferred revenues	13	(21)
Accrued taxes	(43)	(156)
Accrued interest	4	14
Other assets and liabilities	(33)	(50)
Net cash provided by operating activities	863	1,166

Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(726)	(914)
Cash paid for intangible assets	(1,268)	(169)
Cash received from investments	3	1
Cash paid for investments	—	(1)
Cash received from divestitures and exchanges	2	1
Advance payments for license acquisitions	(20)	—
Other investing activities	3	4
Net cash used in investing activities	(2,006)	(1,078)

Cash flows from financing activities
Issuance of long-term debt	1,418	675
Repayment of long-term debt	(1,884)	(8)
Issuance of TDS Preferred Shares	1,110	—
TDS Common Shares reissued for benefit plans, net of tax payments	(5)	(3)
UScellular Common Shares reissued for benefit plans, net of tax payments	(16)	(11)
Repurchase of TDS Common Shares	(4)	(14)
Repurchase of UScellular Common Shares	(21)	(23)
Dividends paid to TDS shareholders	(81)	(58)
Payment of debt and equity issuance costs	(59)	(23)
Distributions to noncontrolling interests	(2)	(2)
Other financing activities	(4)	1
Net cash provided by financing activities	452	534

Net increase (decrease) in cash, cash equivalents and restricted cash	(691)	622

Cash, cash equivalents and restricted cash
Beginning of period	1,452	474
End of period	$761	$1,096

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

	September 30, 2021	December 31, 2020
(Dollars in millions)
Current assets
Cash and cash equivalents	$725	$1,429
Short-term investments	—	3
Accounts receivable, net	1,083	1,112
Inventory, net	142	154
Prepaid expenses	104	105
Income taxes receivable	187	187
Other current assets	56	36
Total current assets	2,297	3,026

Assets held for sale	3	2

Licenses	4,111	2,638

Goodwill	547	547

Other intangible assets, net	202	213

Investments in unconsolidated entities	509	477

Property, plant and equipment, net	4,108	3,972

Operating lease right-of-use assets	1,021	998

Other assets and deferred charges	648	652

Total assets	$13,446	$12,525

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

	September 30, 2021	December 31, 2020
(Dollars in millions, except per share amounts)
Current liabilities
Current portion of long-term debt	$194	$5
Accounts payable	466	508
Customer deposits and deferred revenues	207	193
Accrued interest	20	16
Accrued taxes	46	69
Accrued compensation	112	132
Short-term operating lease liabilities	139	129
Other current liabilities	104	101
Total current liabilities	1,288	1,153

Liabilities held for sale	—	1

Deferred liabilities and credits
Deferred income tax liability, net	919	863
Long-term operating lease liabilities	947	940
Other deferred liabilities and credits	750	541

Long-term debt, net	2,804	3,424

Noncontrolling interests with redemption features	10	10

Equity
TDS shareholders' equity
Series A Common and Common Shares, par value $0.01 per share	1	1
Capital in excess of par value	2,478	2,482
Preferred Shares, par value $0.01 per share	1,074	—
Treasury shares, at cost	(459)	(477)
Accumulated other comprehensive loss	(2)	(4)
Retained earnings	2,819	2,802
Total TDS shareholders' equity	5,911	4,804

Noncontrolling interests	817	789

Total equity	6,728	5,593

Total liabilities and equity	$13,446	$12,525

Balance Sheet Highlights
(Unaudited)

	September 30, 2021
		TDS	TDS Corporate	Intercompany	TDS
	UScellular	Telecom	& Other	Eliminations	Consolidated
(Dollars in millions)
Cash and cash equivalents	$231	$153	$500	$(159)	$725

Licenses, goodwill and other intangible assets	$4,102	$751	$7	$—	$4,860
Investment in unconsolidated entities	466	4	46	(7)	509
	$4,568	$755	$53	$(7)	$5,369

Property, plant and equipment, net	$2,457	$1,559	$92	$—	$4,108

Long-term debt, net:
Current portion	$3	$—	$191	$—	$194
Non-current portion	2,604	4	196	—	2,804
	$2,607	$4	$387	$—	$2,998

TDS Telecom Highlights
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	2021 vs. 2020	2021	2020	2021 vs. 2020
(Dollars in millions)
Operating revenues
Residential
Wireline, Incumbent	$87	$85	3%	$258	$246	5%
Wireline, Expansion	9	5	73%	24	13	77%
Cable	66	62	6%	197	182	8%
Total residential	162	152	6%	479	441	8%
Commercial	45	48	(6)%	138	146	(5)%
Wholesale	44	46	(5)%	135	140	(4)%
Total service revenues	251	247	2%	751	727	3%
Equipment revenues	—	—	(44)%	1	1	(15)%
Total operating revenues	252	247	2%	752	728	3%

Cost of services	102	100	3%	301	287	5%
Cost of equipment and products	—	—	(36)%	—	1	(17)%
Selling, general and administrative expenses	72	69	5%	216	200	8%
Depreciation, amortization and accretion	49	49	(1)%	147	152	(4)%
(Gain) loss on asset disposals, net	1	—	50%	2	1	N/M
Total operating expenses	224	219	2%	665	641	4%

Operating income	$27	$28	(3)%	$87	$87	(1)%
N/M - Percentage change not meaningful
Numbers may not foot due to rounding.

Telephone and Data Systems, Inc.
Financial Measures and Reconciliations
(Unaudited)
Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
(Dollars in millions)
Cash flows from operating activities (GAAP)	$384	$359	$863	$1,166
Less: Cash paid for additions to property, plant and equipment	270	304	726	914
Free cash flow (Non-GAAP)[1]	$114	$54	$137	$252
1Free cash flow is a non-GAAP financial measure which TDS believes may be useful to investors and other users of its financial information in evaluating liquidity, specifically, the amount of net cash generated by business operations after deducting Cash paid for additions to property, plant and equipment.